As filed with the Securities and Exchange
                          Commission on August 1, 2000.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             FRONTIER AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

                Colorado                                       84-1256945
      (State or other jurisdiction of                         (IRS Employer
      incorporation or organization)                       Identification No.)



              Denver, Colorado                                  80239
(Address of principal executive offices)                      (Zip code)

                          EMPLOYEE STOCK OWNERSHIP PLAN
                             (Full title of the plan)
                                                             Copies to:

            Arthur T. Voss                            Douglas R. Wright, Esq.
        Frontier Airlines, Inc.                         Faegre & Benson, LLP
        12015 East 46th Avenue                      370 17th Street, Suite 2500
        Denver, Colorado 80239                         Denver, Colorado 80202
(Name and address of agent for service)

                                  303-371-7400
         (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

====================== =================== ========================= =========================== ===================
 Title of securities       Amount to           Proposed maximum           Proposed maximum           Amount of
  To be registered       be registered     offering price per share   aggregate offering price    registration fee
   Common Stock         406,250 shares(1)            $17.78                 $7,210,937.50            $1,906.90(2)
====================== =================== ========================= =========================== ===================

1 These shares are in addition to the 184,959 shares of common stock registered on Form S-8 (No.333-13333) filed on October 3, 1996.

2 Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, solely for the purpose of calculating the registration fee based on the average high and low sale prices per share of the registrant's common stock on July 28, 2000 as reported on the Nasdaq National Market System.

                                Explanatory Note
                           Incorporation by Reference

         The board of directors of Frontier Airlines, Inc. approved an increase in the number of shares reserved for issuance under the Employee Stock Ownership Plan (the "ESOP") by 406,250 shares of common stock. This Registration Statement hereby registers the issuance of an additional 406,250 shares under the ESOP. Therefore, under General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (No. 333- 13333) filed on October 3, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.


Exhibit No.        Description and Method of Filing

4.1                Employee Stock Ownership Plan
4.2                First Amendment to Employee Stock Ownership Plan
5.1                Opinion of Faegre & Benson LLP
23.1               Consent of KPMG LLP.
23.2               Consent of Faegre & Benson LLP (Included in  Exhibit 5.1).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 27, 2000.

                             FRONTIER AIRLINES, INC.

                             By: /s/ Samuel D. Addoms, Director
                             Samuel D. Addoms Chief Executive Officer

                             By: /s/ Steve B. Warnecke
                             Steve B. Warnecke,  Vice  President and
                             Chief Financial Officer

                             By: /s/ Elissa A. Potucek
                             Elissa A. Potucek, Vice President, Controller, Treasurer and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 27, 2000          /s/ Samuel D. Addoms, Director
                             Samuel D. Addoms, Director

Date: July 27, 2000          /s/ William B. McNamara, Director
                             William B. McNamara, Director

Date: July 27, 2000          /s/ Paul Stephen Dempsey, Director
                             Paul Stephen Dempsey, Director

Date: July 27, 2000          /s/ B. LaRae Orullian, Director
                             B. LaRae Orullian, Director

Date: July 27, 2000          /s/  D. Dale Browning, Director
                             D. Dale Browning, Director

Date: July 27, 2000          /s/  James B. Upchurch, Director
                             James B. Upchurch, Director